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                                                                   EXHIBIT 99.1


                                [HARTMAN LOGO]

              HARTMAN COMMERCIAL PROPERTIES REIT ANNOUNCES FOURTH
                         QUARTER EARNINGS AND REVENUE


Houston, Texas - February 2, 2004:

Hartman Commercial Properties REIT (the "Company") today announced the results of its fourth quarter, ending December 31, 2003. The Company is a Houston, Texas based real estate investment trust with 33 income-producing properties, including holdings in the retail, office and industrial/warehouse segments of the commercial property industry. The Company was formed in 1998 through the consolidation of numerous private limited partnerships sponsored by Hartman Management L.P. For more information on the Company, please contact Hartman's headquarters at (713) 467-2222 or (800) 880-2212.

Terry Henderson, Chief Financial Officer of Hartman Management, L.P., which manages the Company, noted that the Company has filed a Registration Statement on Form S-11, registering a proposed new stock offering with the Securities and Exchanges Commission. This Registration Statement has not yet become effective, and the shares being registered by the Company may not be offered or sold, nor may offers to buy be accepted, until the time that the registration statement becomes effective. In addition, no shares will be sold in any state in which such offer, solicitation or sale would be unlawful under the securities laws of such state. No state has passed on or endorsed the merits of the proposed offering, and any representation to the contrary is unlawful. The Registration Statement, and all the Company's public filings may be accessed by links on Hartman's website: (www.hartmanmgmt.com) or by going to the SEC's website:

                             (www.sec.gov/cgi-bin/
         browse-edgar?action=getcompany&CIK=0001175535&owner=include).

All per share amounts reflect current shareholder results through December 31, 2003:

         - Net Income increased to $743,771 as compared to $721,106 in the fourth quarter of 2002. This represents $0.152 per common share for the fourth quarter of 2003 as compared to $0.147 per common share for the fourth quarter of 2002.

         - Revenues for the fourth quarter of 2003 were $4,916,112, down from $5,308,868 for the fourth quarter of 2002. This represents an 8.0% decrease when comparing fourth quarter 2003 to the same period in 2002.




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         -        Occupancy for the overall portfolio was reported at 88.4% for the fourth quarter of 2003 as compared to 92.4% for the fourth quarter of 2002.

         - The Board of Trust Managers of the Company declared a dividend of $0.25 per common share for the fourth quarter of 2003, the same as for the fourth quarter of 2002. This dividend represents a distribution of $1.00 per share on an annualized basis. The dividend will be paid in three equal installments beginning in January 2004.

Al Hartman, President of the Company, stated,

"We are pleased to announce the increase in Net Income from a year ago. With the economy rebounding, we are hopeful that the recent trend of increased occupancy and rental rates will result in further increases for 2004. We have completed the final leasing results for 2003 for all Hartman programs: a total of 193 new leases and 127 renewals, compared with 167 new leases for 2002."


Bob Engel, Chief Financial Officer of the Company, noted that, "Shareholders and limited partnership unit holders will have a pleasant surprise when they receive their income tax forms K-1 and 1099 this year. The Company commissioned a cost segregation study, resulting in a large increase in the depreciation deduction for 2003, which will increase the portion of the dividend 2003 that is not taxable from less than 25% to more than 50%.
Subsequent years will also be benefited, but not to the same extent."


Statements about the Company's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company's control, that could cause actual results to differ materially from such statements. While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. Such factors are discussed in the "Risk Factors" section of our Registration Statement on Form S-11, which was filed with the Securities and Exchange Commission on December 31, 2003. The Company disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of changed assumptions, new information, future events or otherwise.